Exhibit 99.1

News Release Republic First Bancorp, Inc. December 9, 2021

REPUBLIC FIRST BANCORP, INC. RECEIVES NOTICE OF INTENT FOR DIRECTOR NOMINEES

Philadelphia, PA, December 9, 2021 (GlobeNewswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, announced that the Board of Directors of Republic First Bancorp, Inc. (the “Company”) is in receipt of Driver Management Company LLC’s and certain of its affiliates’ (“Driver”) notice of intent to nominate Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III in connection with the Company’s 2022 annual meeting (the “Notice”).  Shareholders are not required to take any action at this time.  The Board will make its recommendations with respect to director nominations in its proxy statement for the 2022 annual meeting to be filed with the Securities and Exchange Commission.

Since receiving the Notice from Driver, the Board has attempted to engage with Driver as it would with any shareholder of the Company.  The Board’s engagement efforts have included a request to interview Driver’s director candidates – Mr. Bartholow, Ms. Bundy and Mr. Sinkfield – in order to both evaluate the qualifications of Driver’s director candidates and explore whether a mutually agreeable resolution might be achievable where Driver would withdraw its proxy fight.  Unfortunately, Driver refused to permit Mr. Bartholow, Ms. Bundy and Mr. Sinkfield to be interviewed unless the Board first met a number of conditions, including reimbursing Driver’s expenses in connection with its investment in the Company to date.   Although Driver will not support any interviews taking place, the Board intends to reach out to Mr. Bartholow, Ms. Bundy and Mr. Sinkfield to see if they would independently agree to schedule interviews with members of the Board.

In order for shareholders to have timely, complete and accurate information about these matters, the Company is filing Driver’s and the Board’s correspondence about the interviews of Mr. Bartholow, Ms. Bundy and Mr. Sinkfield contemporaneously with this Form 8-K.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-two stores located in the Greater Philadelphia, Southern New Jersey and New York market place. Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2022 annual meeting of shareholders. The Company intends to file a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2020 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO (215) 735-4422

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